UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	December 10, 2010
MACC PRIVATE EQUITIES INC.
(Exact Name of Registrant as Specified in Its Charter)
DELAWARE	0-24412	42-1421406
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2533 South Coast Highway 101, Suite 240, Cardiff-By-The-Sea, California		92007
(Address of Principal Executive Offices)		Zip Code

(760) 479-5080
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Sale of Significant Portfolio Asset

On December 10, 2010, MACC Private Equities Inc. (the “Company”) received net proceeds of $863,975.05 in the asset sale of Spectrum Products, LLC.  An additional $295,549.00 has been placed in an escrow account to be released to the Company upon the satisfaction of certain conditions in the asset purchase agreement.

On December 13, 2010, the Company paid $693,263.38 to Cedar Rapids Bank & Trust (the “Bank”) in the form of a principal payment on the outstanding note payable with the Bank.  The payment was made in accordance with the terms outlined in the note payable.  Subsequent to the payment, the balance of the note payable on December 13, 2010 is $2,663,029.18.  The result of these transactions provides the Company additional working capital of $170,711.67.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 14, 2010

MACC PRIVATE EQUITIES INC.

By:	/s/ Travis T. Prentice
Travis T. Prentice
President and CEO